UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008 (June 27, 2008)

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 27, 2008, EnerSys entered into a credit agreement with a syndicate of bank lenders, including Bank of America, N.A. (“BofA”), as Administrative Agent, Wachovia Capital Markets, LLC, as Syndication Agent, Goldman Sachs Credit Partners L.P., RZB Finance LLC and PNC Bank, National Association, as Co-Documentation Agents. The credit facility is comprised of a five-year $125 million senior secured revolving credit facility and a six-year $225 million senior secured term loan facility. The revolving credit facility and term loan facility may be increased by an aggregate amount of $200 million under certain conditions. The new credit agreement replaced EnerSys’ prior credit agreement dated March 17, 2004, as amended, by and among EnerSys, EnerSys Capital Inc., various lending institutions party thereto, and BofA, as Administrative Agent.

Loans under the credit facility bear interest, at EnerSys’ option, at a rate per annum equal to either (i) the Base Rate (which is the higher of (a) the BofA prime rate and (b) the Federal Funds Effective Rate plus 0.5%) plus 0.75% for the first three months and between 0.25% and 1.25% (based on EnerSys’ consolidated leverage ratio) thereafter; or (ii) the LIBOR Rate plus 1.75% for the first three months and between 1.25% and 2.25% (based on EnerSys’ consolidated leverage ratio) thereafter. The term loan facility requires quarterly payments, amounting to 5% per year of the initial principal amount for the first year, 7.5% per year of the initial principal amount for years two and three, 10% per year of the initial principal amount for year four, 12.5% per year of the initial principal amount for year five and 57.5% per year of the initial principal for year six.

EnerSys borrowed the full $225 million term loan on the closing date. A portion of the term loan proceeds were used to repay the full amounts due under EnerSys’ prior credit facility and to pay related fees and expenses and the remaining proceeds will be used to provide ongoing working capital and for other general corporate purposes of EnerSys and its subsidiaries. There are currently no loans outstanding under the revolving credit facility, but letters of credit have been issued thereunder aggregating approximately $1.15 million. Proceeds of revolving loans will be used to provide ongoing working capital and for other general corporate purposes of EnerSys and its subsidiaries.

EnerSys’ obligations under the credit facility are guaranteed on a senior secured basis by all of its material domestic subsidiaries. The obligations under the credit facility are also secured by a first priority lien on substantially all of the assets of EnerSys and its material domestic subsidiaries, including 100% of the stock of domestic subsidiaries and 65% of the stock of certain foreign subsidiaries.

The credit facility includes financial covenants that require EnerSys to maintain a maximum net leverage ratio and a minimum interest coverage ratio. The credit facility also includes customary negative covenants that, among other things, place limits on the ability of EnerSys and its subsidiaries to incur debt, grant liens, dispose of assets, carry out mergers and acquisitions, make investments and capital expenditures, and pay dividends or make other distributions to stockholders.

From time to time, some of the lenders and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financing and other services to EnerSys and its subsidiaries for which they have in the past received, and may in the future receive, customary fees. Certain lenders and their affiliates provide other loan, credit and banking services including cash investments and commodity and currency hedging programs, all on commercial terms. Those lenders or lender affiliates, which provide commodity and hedging programs, enjoy a secured position for these obligations in the collateral provided under the credit facility.

A copy of the new credit agreement is included as Exhibit 10.1, and is incorporated by reference herein. Investors should refer to the credit agreement for full terms.

Item 1.02.	Termination of a Material Definitive Agreement

The disclosure required by this Item 1.02 is included in Item 1.01 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On June 30, 2008, EnerSys issued a press release announcing the entry into a new credit agreement as described above in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information under Item 7.01 and in Exhibit 99.1 in this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On June 26, 2008, EnerSys issued a press release announcing the formation of a new joint venture with Accumulateur Tunisie Assad SA for the production and sale of industrial batteries. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Credit Agreement, dated as of June 27, 2008, among EnerSys, Bank of America, N.A., as Administrative Agent, Wachovia Capital Markets, LLC, as Syndication Agent, Goldman Sachs Credit Partners L.P., RZB Finance LLC and PNC Bank, National Association, as Co-Documentation Agent, and the various lending institutions party thereto.

99.1	Press release, dated June 30, 2008, regarding new credit agreement

99.2	Press release, dated June 26, 2008, regarding new joint venture

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERSYS

By:	/s/ Michael T. Philion
Name:	Michael T. Philion
Title:	Executive Vice President-Finance and Chief Financial Officer

Dated: June 30, 2008

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of June 27, 2008, among EnerSys, Bank of America, N.A., as Administrative Agent, Wachovia Capital Markets, LLC, as Syndication Agent, Goldman Sachs Credit Partners L.P., RZB Finance LLC and PNC Bank, National Association, as Co-Documentation Agent, and the various lending institutions party thereto.

99.1	Press release, dated June 30, 2008, regarding new credit agreement

99.2	Press release, dated June 26, 2008, regarding new joint venture